                                                                    Exhibit 19.1




       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO

                             AS OF JANUARY 31, 2000

AGGREGATE RECEIVABLES                   NUMBER OF             PERCENT OF                 AGGREGATE             PERCENT OF
BALANCE                                     ACCTS              NUMBER OF               RECEIVABLES              AGGREGATE
                                                                   ACCTS                   BALANCE            RECEIVABLES
                                                                                                                  BALANCE


 1.      5,000  or less                    19,576                 64.88%            $33,301,500.41                  6.05%

 2.      5,000 -    10,000                  3,938                 13.05%            $28,018,533.57                  5.09%

 3.     10,000 -    25,000                  3,481                 11.54%            $54,736,129.01                  9.95%

 4.     25,000 -    50,000                  1,495                  4.95%            $52,044,280.32                  9.46%

 5.     50,000 -    75,000                    551                  1.83%            $33,469,644.94                  6.09%

 6.     75,000 -   100,000                    269                  0.89%            $23,414,204.35                  4.26%

 7.    100,000 -   250,000                    541                  1.79%            $83,651,473.49                 15.21%

 8.    250,000 -   500,000                    187                  0.62%            $65,194,700.67                 11.85%

 9.    500,000 - 1,000,000                     82                  0.27%            $56,556,907.73                 10.28%

10.  1,000,000 - 5,000,000                     51                  0.17%           $102,138,051.11                 18.57%

11.         Over 5,000,000                      3                  0.01%            $17,477,180.82                  3.18%


Total:                                     30,174                                  $550,002,606.42 (1)


(1)  Includes $1,060,003.02 of loan commitments

         AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                              IDENTIFIED PORTFOLIO

                             AS OF JANUARY 31, 2000


REMAINING                           NUMBER OF ACCTS               PERCENT                 AGGREGATE         PERCENT OF
INSTALLMENT TERM                                             OF NUMBER OF               RECEIVABLES          AGGREGATE
                                                                    ACCTS                   BALANCE        RECEIVABLES
                                                                                                               BALANCE

03 Months or Less                            12,469                41.32%            $72,291,862.05             13.14%


04 to 06 Months                              10,089                33.44%           $138,432,709.96             25.17%


07 to 09 Months                               6,836                22.66%           $206,359,679.17             37.52%


10 to 12 Months                                 574                 1.90%            $70,469,740.01             12.81%


13 to 18 Months                                 105                 0.35%            $19,148,750.55              3.48%


More than 18 Months                             101                 0.33%            $43,299,864.68              7.87%



Total:                                       30,174                                 $550,002,606.42 (1)



(1) Includes $1,060,003.02 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO

                             AS OF JANUARY 31, 2000

STATES                                   AGGREGATE RECEIVABLES               PERCENTAGE OF AGGREGATE
                                                       BALANCE                   RECEIVABLES BALANCE

CALIFORNIA                                     $106,794,282.85                                19.42%
TEXAS                                           $70,635,975.65                                12.84%
NEW YORK                                        $43,712,027.05                                 7.95%
FLORIDA                                         $29,975,417.03                                 5.45%
PENNSYLVANIA                                    $28,214,140.23                                 5.13%
NEW JERSEY                                      $27,811,008.96                                 5.06%
OHIO                                            $18,481,673.65                                 3.36%
ILLINOIS                                        $18,246,631.01                                 3.32%
MASSACHUSETTS                                   $14,614,426.68                                 2.66%
MICHIGAN                                        $13,490,956.56                                 2.45%
WASHINGTON                                      $13,105,773.36                                 2.38%
COLORADO                                        $12,884,640.16                                 2.34%
GEORGIA                                         $12,463,973.37                                 2.27%
LOUISIANA                                       $11,846,685.90                                 2.15%
VIRGINIA                                         $9,313,111.44                                 1.69%
NORTH CAROLINA                                   $8,748,751.58                                 1.59%
UTAH                                             $8,410,906.50                                 1.53%
MISSOURI                                         $8,145,884.62                                 1.48%
KENTUCKY                                         $7,840,309.69                                 1.43%
OREGON                                           $6,975,255.40                                 1.27%
TENNESSEE                                        $6,922,265.47                                 1.26%
MISSISSIPPI                                      $6,144,686.79                                 1.12%
CONNECTICUT                                      $5,918,066.50                                 1.08%
ARIZONA                                          $5,652,053.14                                 1.03%
SOUTH CAROLINA                                   $4,998,446.39                                 0.91%
ALASKA                                           $4,906,593.73                                 0.89%
WEST VIRGINIA                                    $4,413,195.93                                 0.80%
MARYLAND                                         $4,277,130.00                                 0.78%
ALABAMA                                          $4,135,803.21                                 0.75%
OKLAHOMA                                         $4,088,021.24                                 0.74%
INDIANA                                          $3,520,100.85                                 0.64%
IDAHO                                            $3,391,866.11                                 0.62%
MINNESOTA                                        $3,376,136.96                                 0.61%
WISCONSIN                                        $3,200,070.50                                 0.58%
HAWAII                                           $2,872,777.89                                 0.52%
NEVADA                                           $2,820,127.80                                 0.51%
ARKANSAS                                         $2,595,401.94                                 0.47%
NEW HAMPSHIRE                                    $1,259,933.88                                 0.23%
IOWA                                             $1,074,048.94                                 0.20%
MAINE                                              $642,345.31                                 0.12%
NEBRASKA                                           $574,630.57                                 0.10%
RHODE ISLAND                                       $446,216.31                                 0.08%
MONTANA                                            $431,354.31                                 0.08%
WYOMING                                            $427,484.27                                 0.08%
SOUTH DAKOTA                                       $166,410.54                                 0.03%
BRITISH COLUMBIA                                    $29,921.07                                 0.01%
NEW MEXICO                                           $5,685.08                                 0.00%

Total:                                         $550,002,606.42 (1)                           100.00%

(1)      Includes $1,060,003.02 of loan commitments

                            LOAN LOSS EXPERIENCE (1)

                             (DOLLARS IN THOUSANDS)

                              IDENTIFIED PORTFOLIO



                                                         ONE MONTH
                                                      ENDED JANUARY 31,                           YEAR ENDED DECEMBER 31,
                                                   2000              1999                    1999           1998          1997
                                                   ----              ----                    ----           ----          ----

Average Outstanding Principal Balance (2)        $496,128          $520,603                $527,470      $536,913      $562,229
Gross Charge-Offs                                     191               230                   2,756         3,010         1,002
Recoveries                                             63                92                   1,185           804           102

Net Charge-Offs                                       128               138                   1,571         2,206           900
Net Charge Offs as a Percentage of Average
Aggregate Outstanding Principal Balance
                                                     0.31% (3)         0.32% (3)               0.30%         0.41%         0.16%


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)      Based on the average beginning of the month balances.

(3)      Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION

                              IDENTIFIED PORTFOLIO


                                                         AT JANUARY 31,                AT DECEMBER 31,
                                                         2000      1999          1999       1998         1997
                                                         ----      ----          ----       ----         ----
Number of days a loan remains
overdue after cancellation of the
related insurance policy

             31-89 days                                  0.89%     1.17%         0.95%      1.25%        1.17%

             90-270 days                                 0.81%     0.84%         0.69%      0.91%        0.93%

             Over 270 days (1)                           0.00%     0.00%         0.00%      0.00%        0.00%
                                                         -----     -----         -----      -----        -----
                 Total                                   1.70%     2.01%         1.64%      2.16%        2.10%
                                                         =====     =====         =====      =====        =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                            ONE MONTH
                                                         ENDED JANUARY 31,                        YEAR ENDED DECEMBER 31,
                                                      2000               1999                 1999           1998         1997
                                                      ----               ----                 ----           ----         ----

Average Month Principal Balance (1)                 $496,128           $520,603             $527,470       $536,913     $562,229

Interest & Fee Income                                  4,519              4,736               53,879         60,676       63,462

Average Revenue Yield on Outstanding                   10.93% (2)         10.92% (2)           10.21%         11.30%       11.29%
Principal Balance Receivables


(1)      Based on the average beginning of the month balances.

(2)      Line 2 divided by line 1, calculated on an annualized basis.